Exhibit 10.3

CTLM®专有技术转让合同

KNOW-HOW TRANSFER CONTRACT OF CTLM®

合同目录Contents of Contract

第一条 定义Article 1 Definition

第二条 合同范围Article 2 Scope of the Contract

第三条 合同价格 Article 3 Contract Price

第四条 支付条件Article 4 Terms of Payment

第五条 技术资料的交付Article 5 Delivery of the Technical Documentations

第六条 技术服务和人员培训Article 6 Technical Service and Personnel Training

第七条 考核和验收Article 7 Tests and Acceptances

第八条 保证和索赔Article 8 Guarantees and Claims

第九条 侵权和保密Article 9 Infringements and Confidentiality

第十条 税费Article 10 Taxes and Dues

第十一条 不可抗力Article 11 Force Majeure

第十二条 争议的解决Article 12 Dispute Settlement

第十三条 合同生效及其他Article 13 Effectiveness of the Contract and Miscellaneous

第十四条 法定地址Article 14 Legal Address

合同附件Annexes

附件一 合同产品的名称、型号、规格和技术参数

Annex 1 Name, Models, Specifications and Technical Parameters of the Contract Products.

附件二 技术资料的内容，数量和交付计划

Annex 2 Content, Number and Delivery Plan of Technical Documentations

附件三 合同产品的考核程序和验收标准

Annex 3 Test Procedure and Acceptance Criteria of the Contract products.

附件四 出让方技术服务的内容和要求

Annex 4 Contents and Requirements of the Technical Service of Licensor.

附件五 受让方人员培训的内容和要求

Annex 5 Contents and Requirements for Personnel Training of Licensee .

附件六 计算机断层扫描激光乳腺成像系统专有技术

Annex 6 Know-how of Computed Tomography Laser Mammography System-CTLM®.

签约时间：2017年06月20号	Signed on: June 20, 2017
签字地点：中国，西安	Signed at: Xi’an, China
合同号：2017001	Contract No.: 2017001

中国，西安艾迪爱激光影像股份有限公司（以下简称“受让方”）为一方，美国佛罗里达州，成像诊断系统公司（以下简称“出让方”）为另一方；

Xi'an IDI Laser Image Co., Ltd. (hereinafter referred to as “Licensee”) in China is a party to this Contract, and Imaging Diagnostic Systems, Inc.(hereinafter referred to as “Licensor”) in Florida, USA is the other party hereto;

鉴于出让方拥有设计、制造和销售最先进的计算机断层扫描乳腺成像系统（“CTLM®”）、及相关的软件产品的专有技术（如附件六所示）；

Whereas Licensor owns the know-how in the design, manufacture and sales of the Computed Tomography Laser Mammography System-CTLM® (“CTLM®”) and the relevant software products (as shown in Annex 6);

鉴于出让方有权，并且也同意受让方使用CTLM®相关专利并转让上述专有技术；

Whereas Licensor has the rights and has allowed the Licensee to use CTLM® related patents and agreed to transfer the above-mentioned know-how to Licensee;

鉴于受让方希望利用出让方的专利、专有技术，设计、制造、销售和出口CTLM®产品；双方授权代表通过友好协商，同意就以下条款签订本合同。

And whereas Licensee hopes to use patents and know-how of Licensor to design, manufacture, sell and export the CTLM® products, the authorized representatives of both parties, through friendly negotiations, have agreed to enter into the Contract under the terms as stipulated below:

第一条 定 义Article 1 Definition

1.1 “受让人”—是指中国，西安艾迪爱激光影像股份有限公司。

1.1 “Licensee” refers to Xi'an IDI Laser Image Co., Ltd, Xi'an, China.

1.2 “出让人”—是指美国佛罗里达州，成像诊断系统公司。

1.2 “Licensor” refers to Imaging Diagnostic Systems, Inc., Florida, USA.

1.3 “合同产品”—是指本合同附件一中所列的产品及其型号和规格。在本合同以及附件中合同产品可用CTLM®简称。

1.3 “Contract products” refer to all products, models and specifications as listed in Annex 1 to the Contract. The Contract products can be referred to as CTLM® in this Contract and annexes.

1.4 “技术资料”—是指本合同附件二中所列的全部技术数据、软件、图纸、设计、计算、操作、维修、产品检验、培训等资料。

1.4 “Technical documentations” refer to all technical data, software, drawings, designs and other documents relating to the calculation, operation, maintenance, product inspection and training as listed in Annex 2 to the Contract.

1.5 “合同工厂”—是指受让方，即西安艾迪爱激光影像股份有限公司使用出让方提供的技术资料进行生产合同产品的场所。

1.5 “Contract Factory” refers to the place in which Licensee, i.e. Xi'an IDI Laser Image Co., Ltd, China, manufactures the Contract products by using the technical documentations supplied by Licensor.

1.6 “销售价格”—是指合同产品的销售发票价格。

1.6 “Selling Price” refers to the sales invoice price of the Contract products.

1.7 “技术服务”—是指出让方根据本合同附件四和附件五中的规定，就合同产品的设计、制造、装配、检验、调试、操作等工作，向受让方提供的技术指导和技术培训。

1.7 “Technical service” refers to the technical instructions and the technical trainings rendered by Licensor to Licensee with respect to the design, manufacture, assembly, inspection, commissioning, operation and other work of the Contract products as stipulated in Annex 4 and Annex 5 to the Contract.

1.8 “合同生效日期”—是指合同的双方签字的日期。

1.8 “Effective date of contract” refers to the date of signing the Contract by both Parties.

第二条 合同范围Article 2 Scope of the Contract

2.1 出让方同意受让方使用合同产品相关专利并转让专有技术，受让方同意从出让方取得合同产品的设计、制造、销售、安装、维修和专有技术。合同产品的型号、名称、规格和技术参数详见本合同附件一。

2.1 Licensor has allowed the Licensee to use related patents for the Contract products and agreed to transfer the know-how to Licensee and Licensee has agreed to obtain from Licensor the technical instructions and the technical trainings for the design, manufacture, sales, installation and maintenance of the Contract products and know-how. The name, models, specifications and technical parameters of the Contract products are detailed in Annex 1 to the Contract.

2. 2 出让方承认受让方在中华人民共和国境内设计、制造、使用、销售（包括对外合作分成、租赁及其他经营模式）合同产品，以及和向香港、澳门、台湾及出让方书面同意销售的其他地区及国家出口的权利。这种权利是独占性的，不可转让的权利。

2.2 The Licensor acknowledges the right of Licensee to design, manufacture, use and sale (including external cooperation sharing, leasing and other business models) the Contract products within the People's Republic of China, and use, sell and export the Contract products to Hong Kong, Macao, Taiwan and other regions and countries to which the Licensor agrees Licensee to sell the Contract products in writing. The right is exclusive and non-transferable.

2.3 出让方负责向受让方提供合同产品有关的专有技术和技术资料，其具体内容、数量和交付时间详见本合同附件二。

2.3 Licensor shall be responsible to provide Licensee with the relevant know-how and technical documentations related to the Contract products. Contents, quantity and time of delivery are detailed in Annex 2 to the Contract.

2.4 出让方负责派遣技术人员来华讲解技术资料，并对合同产品的设计、制造、安装、检验、考核等进行技术指导和服务，技术服务的内容和要求详见本合同附件四。

2.4 Licensor shall be responsible to dispatch its technical personnel to China for explaining the technical documentations and rendering technical instruction and service on design, manufacturing, assembly, inspection and examination of the Contract products. The specific contents and requirements of the technical instruction and service are detailed in Annex 4 to the Contract.

2.5 出让方负责接受和安排受让方人员在出让方工厂的技术培训，出让方应尽最大的努力满足受让方的要求，使受让方人员能够掌握上述专有技术，受让方人员培训的要求详见本合同附件五。

2.5 Licensor shall be responsible to accommodate and arrange for technical training of the Licensee's personnel in the Licensor's facility, and Licensor shall try their best to satisfy the needs of Licensee so that their technical personnel are able to master the above-mentioned know-how. The specific training requirements of Licensor are detailed in Annex 5 to the Contract.

2.6 根据受让方的需要，出让方有义务以最优惠的价格向受让方提供合同产品所需要的零部件、原料、或标准件等，具体的供货内容届时双方将另行协商签订合同。

2.6 Licensor shall be obligated to supply Licensee at the most favorable price with such as, components and parts, raw materials and standard parts required by the Contract products on the request of Licensee. Both parties shall have consultation and sign the new contract for the specific contents of supplying in due time.

2.7 出让方同意受让方使用其商标的权利，合同产品可以采用双方的联合商标或标明“根据出让方许可制造”的字样。

2.7 Licensor agrees that Licensee has the right to use the Licensor's trademark. The Contract products can also adopt combination trademark of both parties or be marked the words: “Made under license of Licensor.”

2.8 受让方生产的合同产品在符合相关进口国家要求的前提下，出让方同意按本合同第8条和第9条的规定出口部分产品。

2.8 On the premise that the Contract products manufactured by Licensee comply with the requirements of the relevant importing countries, Licensor agrees to export part of the Contract Products in accordance with stipulations in Article 8 and Article 9 of the Contract.

2.9合作有效期内，双方相关CTLM®技术研发成果均视为本合同范围的内容（取得技术研发成果的一方以下称“发明方”）。发明方可申请专利，专利及成果归发明方所有，出让方、受让方共同免费使用不需另作约定。

2.9 During the term of cooperation, the technology research and the development achievements regarding the Contract products shall be deemed as the contents within the scope of this Contract (the party that obtains the technology research and development achievements is hereinafter referred to as “Inventor”). Inventor can apply for patents, and patents and results are owned by the Inventor, which shall be freely used by both parties without otherwise provisions.

第三条 合 同 价 格 Article 3 Contract Price

3.1 按照第二条规定的合同内容和范围，本合同按合同产品销售和合作分成总收入（即受让方以CTLM®设备与第三方进行合作的收益，扣除合作过程中发生的第三方费用）的25%比例支付专有技术转让费，合同货币为美元，以技术转让费支付当天美元汇率为准。

3.1 In accordance with the contents and scopes stipulated in Article 2 of the Contract, the technology transfer fee under the Contract is to be paid in US Dollar as 25% of revenue of the sales of Contract products and cooperation share (i.e. the proceeds for the cooperation between licensee and third-party about CTLM® deducting the third party expenses incurred during the cooperation process). The U.S. dollar exchange rate in the day when the technology transfer fee is paid shall prevail.

3.2 本合同转让费收取时间从双方签署合同产品考核合格证书、获取中国CFDA注册之日开始，按日历年分季度计算，每季度的最后一天为结算日。

3.2 The transfer fee of this Contract shall be calculated quarterly in a calendar year from the day when the Contract product assessment certificate is signed and the CFDA registration in China is cleared, .and the settlement date shall be the last day of each quarter.

3.3 专有技术转让费按当季度CTLM®产品销售和合作分成总收入的25%计算，以受让方实际到账收入为准。合同产品未销售出去的或已签订销售合同未收到销售款的不应计算。

3.3 Know-how transfer fee shall be 25% of the revenue of the CTLM® product sales and cooperation share in that quarter, and is based on actual revenues received by the Licensee. If the Contract product is unsold, or the sales contract has been signed but the payment has not been received, such sales shall not be included.

3.4 在专有技术转让费结算日后十个工作日内受让方将以书面形式向出让方提交上一季度合同产品的销售数量、销售额、合作收入和应支付的专有技术转让费。

3.4 Licensee shall provide Licensor in writing a report reflecting the quantity of Contract products sold, sales revenue, cooperative income and know-how transfer fee payable for the Contract products in the previous quarter within 10 (ten) workdays after the date of settling accounts for the know-how transfer fee.

3.5 本合同的技术服务和人员培训费用将按实际的工作日计算，产生的费用按照附件四、附件五之约定执行。

3.5 Technical service and personnel training fee in the Contract shall be calculated according to the actual workday and the fee incurred shall be borne as stipulated in Annex 4 and 5.

3.6 出让方如需查核受让方的账目时，应在接到受让方按照第3.4条规定开出的书面通知后十天内通知受让方，查账程序，内容和方法应符合中华人民共和国相关法律法规。

3.6 If Licensor demands to audit accounts of Licensee, it shall notice Licensee within 10 (ten) days after receiving the written notice issued by Licensee as stipulated in Article. 3.4 herein. The contents, procedure and methods of such audit should be in accordance with the laws and regulations of the People's Republic of China.

3.7 受让方在完成CFDA注册后开始计算年度销售数量，取得中国CFDA注册后第一年度为市场推广期以实际销售为准，第二年度至第五年度平均每年销售量不低于50台，第六年度以后的销售量另行约定。以CTLM®设备对外合作分成、租赁等经营模式视为销售，计入当年销售量。

3.7 Upon the completion of the CFDA registration, Licensee will begin to calculate the annual sales volume. For the first year, the marketing period, sales volume is based on actual sales. From Year 2 to Year 5, the minimum average annual sales volume will be 50 units. Minimum sales volume for Year 6 and beyond will be agreed upon at a later time. Cooperation share, lease and other operating models of CTLM® device shall be deemed as sales and be included in the sales volume of that year.

3.8 CTLM®在中国市场销售价格根据市场情况由受让方自主确定，出让方和受让方在同等销售数量的前提下，受让方的平均销售价格不低于同期出让方国际市场的平均销售价格。

3.8 The sale price of the CTLM® in China will be determined by the Licensee independently in accordance with the market conditions in China. When the sales volume reaches the same level for Licensor and Licensee, the average sales price of Licensee will not be lower than Licensor’s average sales price for the international market in the same period.

第四条 支 付 条 件 Article 4 Terms of Payment

4.1 本合同第三条规定的专有技术转让费，受让方在获取CFDA注册后按3.2条规定开始支付。

4.1 The know-how transfer fee stipulated in Article 3 herein shall be paid according to Article3.2 after the Licensee has been cleared in CFDA registration.

4.2 出让方在收到受让方按3.4条规定出具的单据三十天内经审核无误后，由受让方将技术转让费支付给出让方：

4.2 The licensee shall pay the technology transfer fee to the licensor after licensor receives the receipts issued by the licensee in accordance with Article 3.4 and reviews within 30 days with the results passed:

A. 该期专有技术转让费计算单一式四份；

A. The calculation sheets of know-how transfer fee within this period in quadruplicate;

B. 商业发票一式四份；

B. Commercial invoice in quadruplicate;

C. 即期汇票一式二份；

C. Sight draft in duplicate.

4.3 按本合同规定，如出让方需要向受让方支付罚款或赔偿时，受让方有权从上述支付中直接扣除。

4.3 Licensee shall have the right to deduct directly from any of the above-mentioned payments if Licensor shall pay penalties and/or compensation to Licensee, in accordance with the stipulations of the Contract.

第五条 技术资料的交付 Article 5 Delivery of the Technical Documentations

5.1 出让方应按本合同附件二规定的内容、数量和时间交付技术资料。受让方收到完整的技术资料后视为出让方技术资料已交付，技术资料交付后，其风险即由出让方转移到受让方。

5.1 Licensor shall deliver to Licensee the technical documentations in accordance with the contents, quantity and time stipulated in Annex 2 to the Contract. The technical documentations of Licensor shall be deemed to be delivered after Licensee receives the complete technical documentations. The risk of the technical documentations shall be transferred from Licensor to Licensee after delivery of the technical documentations.

5.2 技术资料由出让方人员送达、电子邮件或航空运输，采用航空运输方式的发货机场的印戳日期为技术资料的实际交付日期。

5.2 The technical documentations shall be delivered by personnel of Licensor by email or air. The date stamped by the delivery airport shall be the actual date of delivery of the technical documentations.

5.3 在每批技术资料发运后二十四小时内，出让方应将合同号、空运提单号、空运日期、资料的箱号、件数、重量、班机号和预计到达日期用电子邮件或电报通知受让方，同时，按受让方要求将空运提单和技术资料的详细清单各一式二份航空邮寄给受让方。

5.3 Licensor shall, within 24 (twenty-four) hours after dispatching each batch of the technical documentations, inform Licensee by E-mail or by telegram of the Contract number, airway bill number, airway bill date, carton number of documentations, number of cases, weight, flight number and expected arrival date, and at the same time, shall send to Licensee two copies of the airway bill and the detailed list of the technical documentations by airmail on the request of Licensee.

5.4 如技术资料在空运中发生丢失、损坏、短缺、出让方应在受到受让方书面通知后三十天内，免费补寄或重寄给受让方。

5.4 In case of any loss, damages or shortage caused to the technical documentations in the airway, Licensor shall make supplementary delivery or resend to Licensee within 30 (thirty) days after receiving Licensee's written notice without any charges.

5.5 交付的资料应具有适合于长途运输，多次搬运，防雨，防潮的坚固包装。

5.5 The technical documentations shall be firmly packed, suitable for long distance transportation and numerous handlings, rainproof and dampproof.

5.6每件技术资料的包装封面上，应以英文标明下述内容：

5.6 The following contents shall be marked on the cover of each package of the technical documentations in English:

A. 合同号：A. Contract number;

B. 收货人：B. Consignee;

C. 目的机场：C. Destination airport;

D. 标记：D. Marks;

E. 重量(公斤)：E. Weight (kg);

F. 箱号或件数：F. Carton number/number of cases;

G. 收货人代号：G. Consignee code.

5.7 包装箱内应附技术资料的详细清单一式二份，并标明技术资料的序号、文件代号、名称和页数。

5.7 There shall be two copies of the detailed list of the technical documentations inside each package, and the serial number, document code, name and pages shall be marked.

第六条 技术服务和人员培训 Article 6 Technical Service and Personnel Training

6.1 出让方应按照合同规定派遣技术熟练的、身体健康的、称职的人员到受让方的合同工厂现场提供技术服务，技术服务的人数、专业、任务和内容，在华时间等详见本合同附件四。

6.1 Licensor shall send its skilled, healthy and competent personnel to the Contract factory of Licensee to provide technical service on site in accordance with the stipulations in the Contract. The number of technical service personnel, specialty, task, content and duration in China are detailed in Annex 4 to the Contract.

6.2 受让方应协助出让方的技术服务人员办理入出境签证并提供在华的工作和生活条件，出让方技术人员在华的待遇条件详见本合同附件四。

6.2 Licensee shall assist Licensor's technical service personnel to apply for entry and exit visas, and provide working and living conditions in China for them. The treatment conditions of Licensor's technical personnel in China are detailed in Annex 4 to the Contract.

6.3 出让方的技术服务人员在华服务期间应遵守中华人民共和国的法律和工厂的规章制度。

6.3 Licensor's personnel of the technical service shall observe the law of the People's Republic of China and rules and regulations of the Contract factory in the period of service in China.

6.4 受让方有权按照合同规定派遣技术人员或操作工人到出让方有关的工厂进行培训，培训人员的数量、专业、内容、时间和要求详见本合同附件五。

6.4 Licensee has the right to send its technical personnel or operative workers to the relevant facility of Licensor to be trained. The number of training people, specialty, content, time and requirement are detailed in Annex 5 to the Contract.

6.5 受让方培训人员在出让方接受培训期间应遵守出让方国家的法律和当地工厂的有关规定。

6.5 Licensee's trainee shall observe the law of the Licensor’s country and related regulations of the local factory during the training period.

第七条 考核和验收 Article 7 Tests and Acceptances

7.1 为了验证出让方技术资料的正确性和可靠性，出让方应派遣代表与受让方的技术人员一起在合同工厂共同对合同产品首批进行考核和验收，具体的考核程序和验收标准详见本合同附件三。

7.1 In order to verify the correctness and reliability of the technical documentations supplied by Licensor, Licensor shall send the representative to test and accept the first batch of the Contract products jointly with the technical personnel of Licensee in the Contract factory. The specific test procedure and acceptance criteria are detailed in Annex 3 to the Contract.

7.2 经过双方共同考核证明合同产品符合附件三规定的验收标准时，双方授权代表应签署合同产品考核验收合格证书一式四份，双方各持两份。

7.2 If the acceptance criteria specified in Annex 3 to the Contract is met by the Contract products after joint tests, both parties' authorized representatives shall sign four copies of the test and acceptance certificate for the Contract products, two copies for each party.

7.3 如果合同产品经考核后证明其技术性能未达到合同规定的技术指标时，双方应友好协商，共同研究，分析原因，采取措施，待缺陷消除后再进行第二次性能考核，考核合格后按第7.2条规定双方签署考核合格证书。

7.3 If the technical performance of the Contract products does not achieve the technical indices stipulated in the Contract in the tests, both parties shall amicably consult and jointly discuss, analyze the causes and take measures. The second performance test shall be done after the products defect has been eliminated. Both parties shall sign the acceptance certificate in accordance with the stipulations of Article 7.2 after the test results are passed.

7.4 如果第一次考核不合格是出让方的责任时，出让方再次派遣技术人员参加第二次考核的一切费用将由出让方负担，如系受让方的责任，则由受让方负担。

7.4 If the responsibility for the failure of the first test lies with Licensor, Licensor shall again send its technical personnel to participate in the second test and shall bear all the expenses; if the responsibility for the failure of the first test lies with Licensee, Licensee shall bear all the expenses.

7.5 经过第二次考核合同产品仍不能达到验收标准时，如果是出让方的责任，出让方必须赔偿受让方遭受的有关损失，同时，出让方还应采取措施，消除缺陷，自费派遣技术人员参加第三次合同产品的考核。如系受让方的责任，一切费用将由受让方负担。

7.5 If it is due to Licensor's responsibility that the acceptance criteria of the Contract products are still not achieved upon the second test, Licensor must compensate related loss suffered by Licensee, and send at its own expenses its technical personnel to participate in the third test of the Contract products; If the responsibility for the failure of the second test lies with Licensee, licensee shall bear all the expenses.

7.6 经过上述三次考核，合同产品仍然达不到验收标准时，如系出让方的责任，受让方则有权终止合同，同时按第八条的规定，出让方还应赔偿受让方的有关损失，如系受让方的责任，则由双方协商合同将如何进一步执行的问题。

7.6 If it is due to Licensor's responsibility that the acceptance criteria of the Contract products are still not achieved upon the above-mentioned three tests, Licensee shall have the right to terminate the Contract and Licensor shall compensate all related loss suffered by Licensee in accordance with the stipulations in Article 8 in the Contract; if the responsibility for the failure of the above-mentioned three tests lies with Licensee, then both parties shall discuss and agree upon further execution of the Contract.

第八条 保证和索赔 Article 8 Guarantees and Claims

8.1 出让方保证根据本合同的规定所提供的技术资料是出让方所有的、实际使用的和最新的技术资料，并保证在合同执行过程中及时向受让方提供其改进和发展的最新技术资料。

8.1 Licensor guarantees that the Technical documentations supplied by Licensor to Licensee in accordance with the Contract shall be the latest Technical Documentations which are owned and actually used by Licensor and the updated technical documentations with improvement and development shall be supplied in time by Licensor to Licensee in the course of implementation of the Contract.

8.2 出让方保证所提供的技术资料是完整的、正确的、清晰的，并保证能按合同附件二的规定及时交付。

8.2 Licensor guarantees that the technical documentations supplied by Licensor to Licensee in accordance with the Contract are complete, correct and clear, and shall be delivered in time in accordance with the stipulation in Annex 2 to the Contract.

8.3 出让方对合同工厂提供的性能保证期为24个月，性能保证期的起算时间为双方签署考核合格证书的时间。

8.3 The period of performance guarantee supplied by Licensor to the Contract Factory shall be 24 months. The starting date of the period of performance guarantee shall be calculated from the time when two parties sign the test and acceptance certificate.

8.4 如出让方交付的技术资料不符合第8.2条的规定时，出让方必须在收到受让方书面通知后三十天内免费将有关的技术资料以派员、电子邮件或航寄给受让方。

8.4 If it is found by Licensee that the technical documentations supplied by Licensor is not in conformity with stipulation in Article 8.2 in the Contract, Licensor shall send the related technical documentations by dispatching personnel or by E-mail or by air to Licensee free of charge within 30 (thirty) days after receiving Licensee's written notice.

8.5 如出让方不能按本合同附件二规定的时间交付技术资料时，出让方应按下列比率向受让方支付技术资料的迟交罚款：

8.5 If technical documentations can't be delivered by Licensor in accordance with the date stipulated in Annex 2 to the Contract, Licensor shall pay to Licensee penalty for late delivery of the Technical Documentations at the following rates:

第1至4周，每迟交一周罚款为第一年度转让费的2%;

2% (two percent) of the Transfer fee of the first year for each week of late delivery from the first week to the fourth week;

第5至8周，每迟交一周罚款为第一年度转让费3%;

3% (three percent) of the Transfer fee of the first year for each week of late delivery from the fifth week to the eighth week;

超过8周者，每迟交一周罚款为第一年度转让费5%;

5% (five percent) of the Transfer fee of the first year for each week of late delivery in excess of eight weeks.

8.6 受让方按照第8.5条的规定对出让方罚款后并不解除出让方继续交付技术资料的义务。

8.6 Penalty paid by Licensor to Licensee in accordance with the stipulation in Article 8.5 in the Contract shall not relieve Licensor from his obligations to continue to deliver the technical documentations.

8.7 出让方迟交技术资料超过六个月时，受让方有权终止合同，在这种情况下，出让方必须将受让方已支付的全部金额，并加上年息为5%的利息，一起退还给受让方。

8.7 If the delivery of Licensor's technical documentations delays over 6 (six) months, Licensee shall be entitled to terminate the Contract. In such case, Licensor shall return to Licensee the total amount which Licensee has already paid plus 5% interest per annum.

8.8 按本合同第七条的规定，由于出让方的责任，合同产品经第3次考核不合格时则按以下办法处理：

8.8 If it is due to Licensor's responsibility that the Contract products do not still meet the standard upon the third test, this case shall be dealt with the following methods in accordance with the stipulations in Article 7 in the Contract:

如果由于合同产品不合格导致受让方不能投产，受让方按照第7.6条约定终止合同时，出让方应按第8.7条的规定退还受让方已付给出让方的全部金额，并加计年息8%的利息。

If due to the unqualified products, Licensee can not put into production and terminates the Contract in accordance with the stipulations in Article 7.6, Licensor shall return to Licensee the total amount which has already been paid by Licensee to Licensor plus 8% interest per annum;

8.9 合同产品经考核合格并符合进口国要求后，出让方同意逐年出口部分合同产品，出口产品的型号和数量双方以书面形式确定。

8.9 After the Contract products are qualified and conform to the requirements of the importing country, the licensor agrees to export part of the Contract products year by year, and the models and quantity of the export products are to be agreed in writing by both parties.

8.10 受让方未按照约定的时间和数额支付专有技术转让费的，逾期部分按年利率5%计算利息。

8.10 If the Licensee fails to pay the technology transfer fee as per specified time or amount, interest will be calculated at 5% per annum for the overdue amount.

8.11 如受让方销售量达不到本合同3.7之约定，出让方有权终止合同。

8.11 If the sales volume of the Licensee does not meet the stipulations as outlined in Article 3.7, Licensor has the right to terminate this Contract.

第九条 侵权和保密 Article 9 Infringements and Confidentiality

9.1 出让方保证是本合同规定提供的一切专有技术和技术资料的合法所有者，并且有权向受让方转让，如果发生第三方指控侵权时，则由出让方负责第三方交涉并承担由此引起的一切法律上和经济上的责任。

9.1 Licensor guarantees that Licensor lawfully owns all the know-how and technical documentations supplied by Licensor to Licensee in accordance with the Contract, and Licensor has the right to transfer them to Licensee. In a case that a third party brings a charge of infringement, Licensor shall take up the matter with the third party and bear all legal and financial responsibilities, which may arise.

9.2 受让方同意在合同有效期内对出让方提供给受让方的专有技术和技术资料进行保密，双方将就该等保密义务另行达成保密协议。如果上述专有技术和技术资料中的一部分或者全部被出让方或第三方公布，受让方对公开部分则不再承担保密义务。

9.2 Licensee agrees to keep the know-how and technical documentations supplied by Licensor under strict confidentiality during the validity period of the Contract, and two parties will reach a confidentiality agreement separately on such confidentiality obligations. If part or the whole of the above-mentioned know-how or technical documentations is open to the public by Licensor or any third party, Licensee is no longer to have the obligation of maintaining confidentiality to the open parts.

9.3 出让方应对受让方提供的合同工厂的生产等情况保密，其保密时间应按受让方的要求执行。

9.3 Licensor shall keep strictly confidential to the information, such as, information on production, of the Contract factory supplied by Licensee. The secret period shall be kept as long as Licensee requires.

9.4 除非本合同另有明确约定，未经出让方、受让方书面同意任何一方不得单方终止合同。如出让方单方终止合同，受让方仍有权使用出让方提供的专有技术和技术资料，有权设计、制造和销售合同产品；如受让方单方终止合同的仍需按本合同第三条、第四条之约定继续支付技术转让费。

9.4 Without the written consent of the Licensor and the Licensee, neither party may terminate the Contract unilaterally unless otherwise expressly agreed herein. Licensee shall have the right to use the know-how and technical documentations supplied by Licensor, and design, manufacture and sell the Contract Products if the Licensor unilaterally terminates the Contract; if the Licensee unilaterally terminates the Contract, Licensee still needs to pay the technology transfer fee according to Article 3 and Article 4 of this Contract.

第十条 税 费Article 10 Taxes and Dues

10.1 出让方和受让方因转让技术和生产经营产生的税费，依照美国和中国税收法律法规的规定，各自承担。

10.1 When there are taxes and dues as a result of technology transfer, production and operations according to tax laws and regulations of the United States and China, Licensor and Licensee shall separately bear their respective responsibilities for such taxes and dues.

第十一条 不 可 抗 力Article 11 Force Majeure

11.1 合同双方中的任何一方，由于不可抗力而影响合同执行时，则延长履行合同的期限，延长的期限应相当于事故所影响的时间。不可抗力”指在本合同签署后发生的、本合同签署时不能预见的、其发生与后果无法避免或克服的、直接妨碍任何一方全部或部分履约的所有事件。上述事件包括地震、台风、水灾、火灾、战争、重大法律变更或政策调整。

11.1 If either Party is affected during execution of the Contract due to force majeure, the time for performance of the Contract shall be extended and equivalent to the duration of such events. “Force majeure” refers to all incidents that occur after the signing of this contract and that are unforeseeable at the time of signing this contract and whose occurrence and consequences could not be avoided or overcome and that directly impede the performance of all or part of the Contract for any party. Such incidents include earthquakes, typhoons, floods, fires, wars, major modification of law or policy adjustments.

11.2 受不可抗力影响的一方应尽快将发生不可抗力事故的情况通知对方。并于十四天内以航空挂号信件将相关证明提交给另一方进行确认。

11.2 The affected party by force majeure shall notify the other party of the force majeure event occurred as soon as possible and shall send related documents by registered airmail, within 14 (fourteen) days thereafter to the other party for confirmation.

11.3 如果不可抗力事故的影响延续到一百二十天以上时，合同双方应通过友好协商解决合同的执行问题。

11.3 Should the effect of the force majeure event lasts for more than 120 (one hundred and twenty) days, both parties shall settle the problem of further execution of the Contract through friendly consultations.

第十二条 争议的解决Article 12 Dispute Settlement

12.1 在执行本合同中所发生的与本合同有关的一切争议，双方应通过友好协商解决。如通过协商不能达成协议时，则提交仲裁解决。

12.1 All the disputes in connection with the Contract during the execution shall be settled by both parties through friendly consultations. In case no settlement to the disputes can be reached by both parties through such consultations, the disputes shall be settled through arbitration.

12.2 仲裁地点在美国迈阿密，根据美国仲裁协会的“商事仲裁规则”进行仲裁裁决。

12.2 The arbitration shall be arbitrated in Miami in the United States according to the “Commercial Arbitration Rules” of the American Arbitration Association (“AAA”).

12.3 仲裁裁决是终局裁决，对双方均有约束力。

12.3 The arbitration award shall be final award and be binding on both parties.

12.4 仲裁中的适用法为美国仲裁协会的“商事仲裁规则”。

12.4 The applicable rules of arbitration shall be the “Commercial Arbitration Rules” of the American Arbitration Association (“AAA”).

12.5 仲裁费用由败诉方负担，或者按仲裁的裁决执行。

12.5 The arbitration fee shall be borne by the losing party or in conformity with the award of arbitration.

12.6 在仲裁过程中除了正在仲裁的部分外，合同的其他部分应继续执行。

12.6 In the course of arbitration, both parties shall continue to execute the Contract except the part of the Contract which is under arbitration.

第十三条 合同生效及其他

Article 13 Effectiveness of the Contract and Miscellaneous

13.1 本合同由双方授权代表于2017年06月20日在西安签字并生效。

13.1 This Contract is hereby signed by the authorized representatives of both parties in Xi 'an on June 20, 2017 and takes effect.

13.2 本合同有效期20年，如出让方由于技术更新并且将更新技术转移到受让方使用，以技术转移后时间为始点顺延合作期限20年。如在合同有效期内由于CTLM®技术已经公开或被新技术替代，使受让方生产销售受到严重影响并导致停产，受让方有权终止合同。

13.2 This Contract is valid for 20 years. If the Licensor has updated technology and transfers the updated technology to Licensee, the 20-year term will be postponed from the completion date of the transfer of updated technology. Any time during the term of this Contract when the CTLM® technology becomes public or is replaced by new technology, Licensee can terminate this Contract if production and sales are adversely impacted and even its production is ceased as a result.

13.4 本合同期满后，双方的未了债务和债务不受合同期满的影响，债务人应对债权人继续完成未了债务。

13.4 The outstanding debts and debts between both parties after the expiration of the Contract shall not the influenced by the expiration of the Contract. The debtor shall continue to pay the creditor the outstanding debts.

13.5 本合同用英、中文书就，以英文为准，一式四份，双方各执两份。

13.5 This Contract is prepared in both language of English and Chinese in quadruplicate, two for each party. The English version shall prevail.

13.6 本合同由第一至十四条和附件一至六组成，合同正文与附件均为本合同不可分割的组成部分，具有同等法律效力。

13.6 The Contract is formed by Article 1 to Article 14 and Annex 1 to Annex 6; the text and annex of the Contract shall be the integral parts of the Contract and have the same legal force.

13.7 对本合同的任何变更、修改或增减，须经双方授权代表签署书面文件，并作为合同的组成部分，具有同等法律效力。

13.7 Any changes, amendment, supplement and subtractions to the stipulations of the Contract shall be valid only after both parties' authorized representatives have signed written documents, and shall be the integral parts of the Contract and shall have the same legal force.

13.8 在本合同的执行中，双方通讯以英、中文进行，正式通知应以书面形式，用航空挂号信件邮寄，一式两份。

13.8 In the course of implementation of the Contract, all the communications between both parties shall be in both language of English and Chinese. Formal notice shall be and be sent by registered airmail in written form in duplicate.

第十四条 法 定 地 址 Article 14 Legal Address

14.1 受让方：西安艾迪爱激光影像股份有限公司

14.1 Licensee: Xi'an IDI Laser Image Co., Ltd

地 址：中国陕西省西安市高新区天谷八路国家数字出版基地二期一区负一层

Address: Basement 1 floor, district 1, Phase II, National digital publishing base, No.8 Tiangu road, High-Tech Zone, Xi'an, Shaanxi Province, China

传 真：0086-29-89584411

Fax: 0086-29-89584411

电 话：0086-29-89581141

Telephone: 0086-29-89581141

14.2 出让方：成像诊断系统公司

14.2 Licensor: Imaging Diagnostic Systems, Inc.

地 址：美国佛罗里达州劳德代尔堡

Address: Fort Lauderdale, Florida, USA

电话：954-581-9800

Telephone: 954-581-9800

传真：954-979-2420

Fax: 954-979-2420

14.3 双方授权代表签字：Signature of authorized representatives from both parties:

受让方	出让方
Licensee	Licensor
Xi'an IDI Laser Image Co., Ltd	Imaging Diagnostic Systems, Inc.
Lixin Yang	David Fong
President	Chief Financial Officer

附件一 合同产品的名称、型号规格和技术参数

Annex 1 Name, Models, Specifications and Technical Parameters of the Contract products.

合同产品：计算机断层扫描激光乳腺成像系统（Computed Tomography Laser Mammography System-CTLM®）产品及其相关的软件、辅助设备、用品、备用配件和服务（指安装、操作员培训、医师培训以及维护等）以及其他任何与上述相关的产品，以及涵盖任何和所有由IDSI制造的与CTLM®相关的（更新换代的）新产品等。

Contract products: Computed Tomography Laser Mammography System-CTLM® and related software, ancillary equipment, supplies, spare parts. and services (i.e., installation, operator training, physician training and maintenance, etc.), and any other products related to the description above, as well as any and all CTLM®-related (Updated) new products produced by IDSI.

型号及规格：CTLM®产品及其任何相关产品。

Models and Specifications: CTLM® products and any related products.

技术参数：指正常生产、制造、销售、维护以及培训“合同产品”所需的所有技术以及相关技术参数等。

Technical parameters: It refers to all the technologies necessary to normal production, manufacture, sales, maintenance and training of “Contract Products” and related technical parameters.

特别申明：如若“合同产品”运用了其他第三方公司产品或技术，IDSI也必须保证第三方公司产品或技术对西安艾迪爱激光影像股份有限公司的持续有效性。

Special statement: If the “Contract products” use other third-party companies’ products or technologies, IDSI must also ensure the continued validity of such third-party companies’ products or technologies for Xi’an IDI Laser Image Co., Ltd.

附件二 技术资料的内容，数量和交付计划

Annex 2 Content, Number and Delivery Plan of Technical Documentations

技术资料：指附件一中“合同产品”的技术资料，即含已有技术资料和后续可能或者必然发生的技术更新、技术改进以及任何技术变动等均统称为“合同产品”的技术资料。

Technical documentations: It refers to the technical documentations of “Contract products” in Annex 1, that is to say, the technical data already available and the subsequent technical updates, technical improvements and any technical changes that may or will occur and something like that, are collectively referred to technical documentations of “Contract products”.

西安艾迪爱激光影像股份有限公司（以下简称IDI）对“合同产品”的技术资料享有知悉权和使用权，且IDSI有义务帮助西安艾迪爱激光影像股份有限公司对“合同产品”进行技术改造。反之亦然，西安艾迪爱激光影像股份有限公司对“合同产品”做出的任何技术更新、技术改进以及任何技术变动，IDSI亦享有同等的知悉权和使用权。合同产品的改进和发展的技术所有权属于改进和发展了这种技术的一方，对方如要求申请专利或转让给第三方，应征得所有权方的同意。

Xi’an IDI Laser Image Co., Ltd. (hereinafter referred to as IDI) has the right to know and use the technical documentations of “Contract products” and IDSI is obligated to help IDI to perform technical reform to the “Contract product”. And vice versa, for any technical updates, technical improvements and any technical changes made to the "Contract products" by IDI, IDSI also has the same right to know and use. The ownership of the technology for the improvement and development of the Contract product belongs to the party who has improved and developed the technology. If the other party requires to apply for patent or transfer such technology to a third party, it shall obtain the owner party’s content.

“合同产品”的技术资料内容包含如下，但不仅限于如下：

在制造“合同产品”即附件一所使用的技术文献、全套可供生产用的图纸（包括总图、部件图、零件图、电气系统图、控制原理图）、有关设计计算资料、制造工艺文件、安装调试维修使用说明书、培训文件以及合同产品的外购件明细表、配套件明细表等，以及相关软件产品本身、源代码、软件安装说明、使用说明、测试报告等。

The technical documentations of “Contract products” include but are not limited to the following: technical literature, a full set of drawings for production (including the general drawings, components drawings, parts drawings, electrical system diagrams and control schematics), related design calculations, manufacturing process documentations, installation, commissioning and maintenance instructions, training documents and purchased parts list and parts and components list of Contract products, as well as related software products, source codes, software installation instructions, instructions for use, test reports and so on of “Contract product”, as used in Annex 1.

交付计划：签订合同之日起十五日内交付已有的技术资料；在合同有效期内，双方在合同规定范围内的任何改进和发展，应在15个工作日内将改进和发展的技术文件提供给对方。

Delivery Plan: The delivery of the existing technical documentations should be performed within 15 days from the Effective date of contract; during the term of the Contract, if any improvements and developments are made within the scope of the Contract by both parties, related technical documents shall be provided within 15 working days to the other party.

附件三 合同产品的考核程序和验收标准

Annex 3 Test Procedure and Acceptance Criteria of the Contract products

双方同意在西安艾迪爱激光影像股份有限公司按照IDSI提供的技术文件制造出合同产品后，将对合同产品进行联合验证，合同产品在满足CFDA所有要求的前提下，能正常运行以及投产、销售等。

Both parties agree to jointly verify the Contract products after the IDI has manufactured the Contract products according to the technical documents provided by IDSI. Under the premise that Contract products meet all requirements of CFDA, the Contract products can operate normally and put into production and sales.

附件四 出让方技术服务的内容和要求

Annex 4 Contents, Requirements and Expenses of the Technical Service of Licensor

出让方所提供的技术服务包括但不限于指导、培训受让方CTLM专有技术相关产品的生产、制造、安装、调试、维护以及操作员培训、医师培训等，直至受让方能独立进行CTLM产品正常的生产制造和销售（包括对外合作分成、租赁及其他经营模式）等；包括指导与帮助在合同有效期内受让方在生产、制造、销售以及维护CTLM过程中的一切技术问题；亦包括CTLM技术更新和升级改进后受让方正常生产、销售新产品相关的一切技术服务等。

The technical services provided by the Licensor include, but are not limited to directing and training Licensee on the producing, manufacturing, installing, commissioning, maintaining of CTLM related products, and operator training, practitioner training and so on until the Licensee can independently manufacture and sell CTLM product normally (including external cooperation sharing, leasing and other business models); guiding and assisting the Licensee to solve all technical issues in the production, manufacture, sales and maintenance of CTLM during the Contract period; providing all technology service related to the normal manufacture and sales of the new products for Licensee after the technological updating and improvements of CTLM.

操作员培训：

Operator training:

该课程旨在合同产品的操作人员提供培训和认证。该课程将向操作员教授合同产品的操作技术、安全程序以及设备清洁和维护等。

The course is designed to provide training and certification to operators of Contract products. The course will teach the operators about the operating skills, safety procedures and equipment cleaning and maintenance of Contract products and so on.

培训课时：6天。

Training duration: 6 days.

培训地点：西安艾迪爱激光影像股份有限公司指定场所。

Training location: IDI designated place.

培训时间：合同签订之日两月内完成。

Training time: completed within two months since the Effective date of contract.

在后续合同期限中，西安艾迪爱激光影像股份有限公司根据实际情况，有权要求IDSI提供更深入的技术支持与指导。

In the follow-up Contract period, IDI has the right to ask IDSI to provide more in-depth technical support and guidance according to the actual situation.

医师培训：

Physician training:

IDSI认证的应用专家为乳腺科医师和影像科医生提供全面的认证课程。

IDSI-certified application specialists provide comprehensive certification courses for breast and imaging physicians.

培训课时：6天。

Training duration: 6 days.

培训地点：西安艾迪爱激光影像股份有限公司指定场所。

Training location: IDI designated place.

培训时间：按西安艾迪爱激光影像股份有限公司要求时间进行。

Training time: according to time requested by IDI.

在后续合同期限中，西安艾迪爱激光影像股份有限公司根据实际情况，有权要求IDSI提供更深入的技术支持与指导。

In the follow-up Contract period, IDI has the right to ask IDSI to provide more in-depth technical support and guidance according to the actual situation.

培训费用：首期培训费用IDSI本部或委托合作机构、第三方培训人员的交通费、工时费由IDSI承担；在华工作的食宿、交通、办公、通讯、考察、科研等相关费用由西安艾迪爱激光影像股份有限公司承担。后期培训费用双方协商解决。

Training costs: First phage training costs, transport expenses and hourly wages of IDSI headquarters or commissioned cooperation agencies and third-party trainees are borne by IDSI. The expenses related to accommodation, transportation, office, communication, investigation, scientific research and other works in China are borne by IDI. Late training costs are settled by negotiation.

附件五 受让方人员培训的内容和要求

Annex 5 Contents and Requirements for Training of Licensee’s Personnel

西安艾迪爱激光影像股份有限公司接受IDSI关于合同产品的一切培训，对于有异议之处双方友好协商解决。

IDI accepts all training of IDSI on Contract products. Any objections will be settled through friendly consultations.

受训人员：由西安艾迪爱激光影像股份有限公司派遣。

Trainees: dispatched by IDI.

人员数量：按需。

Number of people: as required.

培训内容：由西安艾迪爱激光影像股份有限公司指定。

Training content: Designated by IDI.

培训课时：按需。

Training duration: as required.

培训地点：IDSI指定场所。

Training location: IDSI designated place.

培训时间：按需。

Training time: as required.

培训费用：受训人员发生的交通、食宿、工作和生活费用由西安艾迪爱激光影像股份有限公司自行承担。

Training costs: transportation, accommodation, work and living expenses incurred by trainees shall be borne by IDI.

在后续合同期限中，西安艾迪爱激光影像股份有限公司根据实际情况，有权要求IDSI提供更深入的技术支持与指导。

In the follow-up Contract period, IDI has the right to ask IDSI to provide more in-depth technical support and guidance according to the actual situation.

附件6 计算机断层扫描激光乳腺成像系统专有技术

Annex 6 Know-how of Computed Tomography Laser Mammography System-CTLM®

计算机断层扫描激光乳腺成像系统是由位于美国佛罗里达州的影像系统有限公司（简称IDSI）开发的一种全新的乳腺影像学检查设备。合同签订之日，受让方（西安艾迪爱激光影像股份有限公司）将拥有出让方（影像系统有限公司）关于CTLM相关的一切专有技术。

Computed Tomography Laser Mammography System-CTLM® is a brand new mammography equipment developed by Imaging Diagnostic Systems, Inc. (hereinafter referred to as IDSI) in Florida, USA. From the Effective date of contract, the Licensee (Xi’an IDI Laser Image Co., Ltd) will own all the know-how related to the CTLM of the Licensor (Imaging Diagnostic Systems, Inc.).

其中，CTLM具体形成专有技术如下：

Where, CTLM know-how is composed of the following specific technologies:

序号· No.	技术名称 Technology item	技术原理 Technology principle	备注 Comment
1	CTLM技术 CTLM technology

CTLM利用波长808nm激光对乳房进行断层扫描，采用扩散光层析成像技术（Diffuse Optical Tomography - DOT），提供高分辨的乳房摄影，形成乳房组织三维视图的连续的横断层影像。

CTLM针对乳腺肿瘤生物学功能特性，即针对乳腺癌的新生血管生成的检测设备，从而有助于医生早期诊断乳腺肿瘤；不受乳腺腺体密度及假乳填充物影响，可以解决乳腺X线摄影对致密型和大量腺体型乳腺患者乳腺癌的漏诊问题。

CTLM采用先进的DOT成像技术及数学算法，将采集到的光学信号转换为图像，探头360度旋转，由乳腺基底部到乳头逐层扫描全部乳腺组织，减少盲区，三维成像，定位准确。

CTLM utilizes the laser with a wavelength of 808 nm to perform a CT scan of the breast and uses Diffuse Optical Tomography – DOT to provide high-resolution mammography to create a continuous transverse tomogram of the three-dimensional view of the breast tissue.

CTLM aims at the biological function of breast tumors, namely the detection device for neovascularization for breast cancer, which helps doctors to diagnose breast tumors at an early stage. It is immune to breast gland density and false breast filling and can solve the missed diagnosis issues of breast cancer in dense breast and plentiful glands breast patients with mammography.

CTLM uses advanced DOT imaging technology and mathematical algorithms, and transforms the collected optical signals into images. The probe can rotate 360 degrees, which allows that all breast tissue can be scanned from the base of the breast to the nipple layer by layer to reduce the blind spot, create three-dimensional image and locate accurately.

2	808nm激光扫描技术 808nm laser scanning technology

CTLM利用808nm波长的激光对乳腺进行扫描，在此波长下，乳腺中脱氧和氧化血红蛋白的吸收系数相同且较高，而水及脂肪的吸收系数较低，因此CTLM激光束很容易通过组织厚实的乳房，且不受乳腺腺体密度及假乳填充物影响；可以解决乳腺X线摄影对致密型乳腺和大量腺体型乳腺的诊断困难问题。

采用波长为808nm的激光，可清楚区别出血管内的氧化血红蛋白（oxyhemoglobin）、脱氧血红蛋白（deoxyhemoglobin）与水或脂肪的不同吸收系数而产生的影像。

CTLM uses a laser with a wavelength of 808 nm to scan the mammary gland under which the absorption coefficients of deoxyhemoglobin and oxyhemoglobin in the mammary glands are the same and higher, while the absorption coefficients of water and fat are lower, so that the CTLM laser beam can easily pass through a thick-tissue breast, and is not affected by the density of the breast gland and fake breast fillings; can solve the difficult diagnosis for dense breast and plentiful glands breast patients with mammography.

The use of a laser at 808nm, can clearly distinguish different images formed due to different absorption coefficients of the oxyhemoglobin, deoxyhemoglobin and water or fat inside blood vessels.

3	扩散光层析成像技术 Diffuse Optical Tomography - DOT

DOT技术是基于组织通过光子扩散模型重建算法具有恢复空间分布的固有的光学特性；可以通过检测组织功能信息，如血红蛋白的浓度及分布情况，为医生的诊断提供信息，而X线及超声波则无法提供此种信息。

DOT是生物医学光子成像技术的一种，利用扩散光在组织中的相对穿透深度实现器官级的临床诊断用层析成像，提供了基于组织体重要生化成分的无创功能检测新模式。DOT和OCT一起构成了目前新兴的生物医学光子学中最具挑战性的研究课题和下一代医学成像模态的研究焦点。

DOT与现有成像方法相比有如下优点：1）完全的无创检测，安全可靠。2）数据采集速度快。3）合理的空间分辨率和较高动态时间分辨率。4）直接和间接地提供同时的组织体解剖和生理功能信息。5）对目标运动的稳健性、便携性和低价格。

DOT technology is based on the inherent optical properties of tissue of restoration spatial distribution through photon diffusion model reconstruction algorithms; it can provide physicians with information for diagnosis by detecting tissue function information such as hemoglobin concentration and distribution, while X-rays and ultrasound can not provide this kind of information.

DOT is one of the biomedical photon imaging techniques that provides a new model for noninvasive function detection based on important biochemical components of tissues using the relative depth of penetration of diffused light in tissues for tomography used in organ-level clinical diagnosis. DOT and OCT together form the most challenging research topic in emerging biomedical photonics and the focus of next-generation medical imaging modalities.

Compared with existing imaging methods, DOT have the following advantages: 1) complete non-invasive detection, safe and reliable. 2) speedy data acquisition. 3) reasonable spatial resolution and high dynamic time resolution. 4) provide both direct and indirect information on anatomical and physiological functions of the tissue. 5) Robustness for target motion, portability and low price.

4	自制phantom技术 Self-made phantom technology

拥有自制的QA Phantom，为设备提供测试标准体，有效提高调试CTLM系统的效率，保证CTLM系统的稳定性和可靠性。

QA phantom是一种模拟乳房标准模体，模体呈圆锥形结构，圆锥内部有模拟血管的填充物。模体使用特殊配方制造，对808nm激光的吸收率、透射率与乳房基本一致。

制作方法：使用环氧树脂在真空条件下制作完成圆锥模型，在圆锥模型上一侧钻一深孔；再使用特有的配方，将透明树脂、不透明树脂，催化剂等均匀混合，将混合物使用注射器注射进入圆锥模型上的孔中，至少固化48小时不要移动。圆锥模型用于模拟乳房轮廓，注射物用于模拟乳房内的血管。

With its self-made QA Phantom, it provides the test standard body for the equipment, effectively improving the efficiency of debugging the CTLM system and ensuring the stability and reliability of the CTLM system.

The QA phantom is a standard conical phantom that mimics the breast with a simulated vascular filling inside the cone. Die body using a special formula, has basically the same absorption rate and transmittance to the 808nm laser as that of the breast.

Production methods: use epoxy resin in a vacuum to complete the conical model making, drill a deep hole on the side of the cone model; and then use the unique formula to evenly mix ,such as the transparent resin, opaque resin and catalyst, inject the mixture using a syringe into the hole of the conical model and no move for at least 48 hours in order to cure. The conic model is used to simulate the contour of the breast and the injectant is used to simulate blood vessels in the breast.

5	自制的PCIE电缆和相关数据板 Self-made PCIE cables and related data boards

自制PCIE电缆和相关数据板，是采用点对点的串行连接方式，这个和以前的并行通道大为不同，它允许和每个设备建立独立的数据传输通道。高传输速度，更快的处理速度。内置高频逻辑单元阵列、TAXI发射机、电平转换器、八通道的驱动器、六角变频器以及晶体振荡器等设备。

PCIE的信号传输速度更快，相应地数据传输的延迟也会更低。此外，针对软件模型、功耗管理等方面也有具体优化，能更好地支持高端显卡，并且大大减少了患者就诊时间。

Self-made PCIE cables and related data boards use a point-to-point serial connection, much different from previous parallel channels, which allow to create independent data transfer channels with each device with high transmission speed and faster processing speed. Built-in high-frequency logic cell arrays, TAXI transmitters, level shifters, 8-channel drivers, hexagonal inverters, and crystal oscillators and other devices.

The signal transmission of PCIE is faster, and the corresponding data transfer delay will be lowered accordingly. In addition, software models, power management and other aspects also have specific optimization, thus better supporting high-end graphics cards, and greatly reducing the patient visit time.

6	无刷电机，编码电机的驱动系统及其相关技术 Brushless motor, drive system to encode motor and related technologies

无刷电机由电机主体与控制电路部分组成，是一种机电一体化的电机，在电脑的控制下自动运行，由电脑控制电机的速度。

扫描腔的位置由两个无刷电机控制，在无刷电机的带动下围绕乳房旋转下降，从而完成扫描过程，使用两块电机控制板分别控制旋转电机和升降电机。

升降电机的速度在调试时可以通过电脑进行设置，速度与位置均可以通过电脑人为控制，可以很好的对设备进行测试与维护。旋转电机增加了编码器，采用步校验进行位置控制，使用自制的光电编码传感系统来统计移动步数。用一个专门的电路来比较指令步数和测量到的步数，以校验步进电机是否已移动到指定位置，控制电机运行速度，另一个电路和传感器专门识别扫描腔已经旋转到的位置，当旋转到位时可以及时降低旋转速度，停止旋转，通过这两个电路传感器系统电脑就可以自动控制旋转速度，调试与操作时不需要人为控制旋转速度和位置就可以完成检测。

升降电机和旋转电机都具有机械限位保护开关，保证电机安全运行，保证扫描腔不会超出扫描位置，保证人身安全。

Brushless motor comprised by the motor and control circuit, is a kind of mechatronic motor, and runs automatically under the control of the computer. The computer controls the speed of the motor.

The position of the scanning chamber is controlled by two brushless motors, which rotate around the breast to fail under the driving of the brushless motor to complete the scanning process. Two motor control boards are used to control the rotating motor and the lifting motor respectively.

The speed of lifting motor can be set by computer when debugging. The speed and position can all be controlled by computer and can be tested and maintained well. Encoder is added to the rotating motor, and step control is used for position control. The self-made photoelectric code sensing system is used to count the moving steps. A dedicated circuit is used to compare the number of demand steps and the number of steps measured to verify that the stepper motor has been moved to the desired position to control motor speed and that the other circuit and sensor specifically identify the position to which the scan cavity has been rotated. When the rotation is in a appropriate point, the rotation speed can be reduced in time to stop rotating. The rotation speed can be automatically controlled through these two circuits sensor systems by the computer. During debugging and operation, the test can be completed without manual control in rotation speed and position.

Lifting motor and rotating motor have a mechanical limit protection switch to ensure the safe operation of the motor, ensure that the scanning chamber will not exceed the scanning position and ensure personal safety.

7	三维重建技术 Three-dimensional reconstruction technology

三维重建技术的基础建立在信号接收、光电信号转换、数据传输、算法重建的基础上。硬件部分主要有21块探测器，每个探测器上有8个光信号接收器，整个扫描腔内共有168个光信号接收器，3块数据传输板，每7块探测器为一组对应一块数据传输板，1块模数转换板。激光打在皮肤上，一部分激光光子被血红蛋白吸收，一部分激光光子散射开被探测器捕捉到，通过光电转换将捕捉到的光信号转换成模拟电信号，将所有探测器收集到的信号被传输汇总到模数转换线路板上，通过模数转换将模拟信号转换成数字信号数据传输到电脑。每扫描一层就处理一次探测到的信号。计算机收集到该层信号之后，通过算法进行数据处理，完成单层的扫描重建。每扫描一层就重建一层三维的图像，逐层下降扫描过程中，三维图像逐层重建，每一层的图像堆叠在一起，扫描完成后合成整体的三维图像。

The foundation of 3D reconstruction technology is based on signal reception, photoelectric signal conversion, data transmission and algorithm reconstruction. The hardware part mainly has 21 detectors; each detector has 8 optical signal receivers; there are a total of 168 optical signal receivers in the whole scanning chamber, 3 data transmission boards (one corresponding a set of 7 detectors), and an analog-digital conversion board. Laser hits the skin, while part of the laser photons are absorbed by hemoglobin, and part of the laser photons scatter and are captured by the detector. It can convert the captured optical signal into an analog electrical signal through the photoelectric, transmit and gather the signals collected by all detectors to the analog-to-digital conversion circuit board, and convert analog signal into digital signal data through the analog-digital conversion and transmit such data to the computer. The signal is processed once every layer is scanned. After the computer collects this layer signal, the data processing is performed through the algorithm and monolayer scanning reconstruction is completed. A layer of three-dimensional images is reconstructed after each layer scanning. and three-dimensional images are reconstructed layer by layer during layer by layer scanning process while declining. Each layer images stacks together, and the whole three-dimensional image is synthesized after the scan is completed.

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